EMPLOYMENT AGREEMENT


      AGREEMENT, made as of August 19, 1997, between SIGHT SYSTEMS, INC., a California corporation with an office at 3541 Old Conejo Road, Suite 119, Newbury Park, California 91320-2158 (the "Company" or "SSI"), and DAVID GRANT, residing at 3032 Camino Del Zuro, Thousand Oaks, California 91360 ("Employee").


                             W I T N E S S E T H:

      WHEREAS, SSI is engaged in the business of designing and manufacturing high accuracy production vision systems performing numerous alignment and measurement applications; and

      WHEREAS, the Company, Employee and certain other specified entities and individuals have entered into an Acquisition Agreement (the "Acquisition Agreement"), dated as of August 19, 1997, with Zygo Corporation ("Zygo"), pursuant to which Zygo is acquiring all the outstanding capital stock of the Company for an aggregate of 287,400 shares of Zygo common stock (the "Acquisition"); and

      WHEREAS, prior to the consummation of the Acquisition Agreement, the Shareholder was an employee and a principal shareholder of SSI and, as such, possesses confidential and proprietary information regarding SSI; and

      WHEREAS, as a principal stockholder of the Company, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Acquisition; and

      WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 9 hereof, is a condition of Zygo's consummation of the Acquisition and of Employee's agreement to sell his shares of common stock of SSI to Zygo, all pursuant to the Acquisition Agreement; and

      WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

      1.    EMPLOYMENT.

      The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of President of SSI, a business unit initially being operated in the form of a subsidiary of Zygo Corporation ("Zygo"). Employee will not be required to relocate outside of a 25 mile radius from his current place of employment in order to satisfy the terms and conditions of employment herein set forth.

      2.    TERM.

      The initial term of employment under this Agreement shall begin on August 19, 1997 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

      3.    COMPENSATION.

      As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $120,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

      On August 19, 1997, Employee shall receive a grant of options to purchase 10,000 shares of Common Stock of Zygo with an exercise price equal to the fair market value on the date of grant, vesting in four equal annual installments and otherwise in accordance with the terms of Zygo's Amended and Restated Non-Qualified Stock Option Plan.

      4.    EXPENSES.

      The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

      5.    INSURANCE AND OTHER BENEFITS.

            (a) Employee shall be entitled to such vacations and to participate in and receive any other health and welfare (including insurance) benefits customarily provided by the Company for its employees generally, all as determined from time to time by the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in Schedule 5(a) attached hereto. The Company currently intends to initially afford Employee the same health and welfare benefits as are set forth in said Schedule 5(a); i.e., those benefits provided by the Company to Employee prior to the date hereof. Unused annual vacations may be carried over to the extent permitted by Company policy.

            (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

      6.    DUTIES.

            (a) Employee shall perform such duties and functions as the President, Chief Executive Officer or Chief Operating Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

            (b) Employee agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo.

      7.    TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

            (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                  (i) upon the determination by the President, Chief Executive
            Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                  (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination.

            (b) Employee's employment shall terminate upon:

                  (i)   the death of the Employee; or

                  (ii) the "disability" of Employee (as hereinafter defined
            pursuant to subsection (d) herein).

            (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

            (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers and employees, of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

            (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

            (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

            (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending six (6) months after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement or otherwise.

      8.    REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

            (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Company, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and the Company or Zygo.

            (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

      9. NON-COMPETITION.

            (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto) and for a period of three
(3) years after the later to occur of the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company, Zygo or any of their respective subsidiaries or affiliates any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates. In addition, the Company and Employee hereby agree, acknowledging such agreement to be in their respective best interests, that, at the option of the Company, Employee shall enter into a consulting agreement following the termination or expiration of his employment with the Company (or Zygo, as the case may be), pursuant to which Employee will devote an equivalent of 33% of his full-time employment hours, at a time and place to be mutually agreed upon by Employee and the Company, to performing consulting services for the Company for a period of up to three (3) years, in consideration for which the Company will pay to Employee 33% of Employee's salary (at the rate then in effect); provided, however, that the foregoing requirement to provide consulting services shall in no way interfere with Employee's ability to accept and perform any employment or services, on a full- or part-time basis, which are not competitive with the business of the Company, Zygo or any of their respective subsidiaries or affiliates as set forth in the first sentence of this Section 9(a). Notwithstanding the foregoing, in the event Employee's employment hereunder is terminated by the Company for justifiable cause pursuant to Section 7(a), the Non-Competitive Period shall continue through the expiration of the scheduled term of this Agreement as provided in Section 2 hereof and for a period of two (2) years thereafter.

            (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

            (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

            (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

      10.   INVENTIONS AND DISCOVERIES.

            (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

            (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

      11.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

            (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such required disclosure) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information acquired by Employee during the course of, or as an incident to, his employment hereunder, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

            (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

            (c) Employee will execute the form of "Sight Systems, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of Exhibit A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

      12.   RIGHT TO INJUNCTION.

      Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

      13.   AMENDMENT OR ALTERATION.

      No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

      14.   GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of California, applicable to agreements made and to be performed therein.

      15.   CONSENT TO JURISDICTION.

            Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut.

      16.   SEVERABILITY.

      The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

      17.   NOTICES.

      Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

      18.   WAIVER OR BREACH.

      It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      19.   ENTIRE AGREEMENT AND BINDING EFFECT.

      This Agreement, together with the Acquisition Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and the Company relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

      20.   SURVIVAL.

      The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11, 12, 14 and 15 hereof.

      21. NON-ASSIGNABILITY.

      This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this

Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to SSI, a business unit of Zygo.

      22.   COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


      23.   FURTHER ASSURANCES.

      The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      24.   HEADINGS.

      The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          SIGHT SYSTEMS, INC.


                                          By: /s/ GARY K. WILLIS
                                          ------------------------------------
                                             Name:  Gary K. Willis
                                             Title: Chairman of Board


                                          /s/ DAVID GRANT
                                          ------------------------------------
                                          David Grant


                                          AGREED TO:


                                          ZYGO CORPORATION


                                          By: /s/ GARY K. WILLIS
                                          ------------------------------------
                                             Name:  Gary K. Willis
                                             Title: President

                                   EXHIBIT A


                              SIGHT SYSTEMS, INC.
                 NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT


         AGREEMENT, dated as of August 19, 1997, by and between SIGHT SYSTEMS, INC., a California corporation (the "Company"), and David Grant (the "Employee")


                             W I T N E S S E T H:

      In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his employment or otherwise except as may be reasonably necessary to the performance of his assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on Exhibit 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated August 19, 1997, by and between the Employee and the Company and the Stock Purchase Agreement, dated as of August 19, 1997, by and among the Company, Zygo and the shareholders of the Company and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          SIGHT SYSTEMS, INC.



                                          By: /s/ GARY K. WILLIS
                                          ------------------------------------
                                             Name:  Gary K. Willis
                                             Title: Chairman of Board


                                          EMPLOYEE


                                                 /s/  DAVID GRANT
                                          ------------------------------------
                                                      David Grant



                                          AGREED TO:


                                          ZYGO CORPORATION


                                          By: /s/ GARY K. WILLIS
                                          ------------------------------------
                                             Name:  Gary K. Willis
                                             Title: President